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                                                                  Exhibit 10(ai)

                                 FIRST AMENDMENT
                                     TO THE
                           MARSH EQUITY OWNERSHIP PLAN




         WHEREAS, effective January 1, 1986, Marsh Supermarkets, Inc. (the "Company"), an Indiana corporation, adopted the Marsh Equity Ownership Plan, an employee stock ownership plan and trust (the "Plan"), in order to enable participating employees to share in the growth and prosperity of the Company; and


         WHEREAS, the Company previously maintained the Marsh Supermarkets, Inc. Employees' Stock Ownership Plan (the "ESOP") and, effective December 30, 1988, merged the ESOP into this Plan; and


         WHEREAS, the Company amended the Plan to terminate all contributions to the Plan and to cease entry by new Participants after December 31, 1994; and


         WHEREAS, the Company desires to amend the Plan to implement the changes required by changes in applicable law since the last restatement of the Plan, which was executed on December 30, 1994, including legislation referred to as the Taxpayer Relief Act of 1997, the Small Business Job Protection Act of 1996, the Uruguay Round Agreements Act ("GATT"), the Uniformed Services Employment and Reemployment Rights Act of 1994, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000, as well as various regulatory provisions.


         NOW, THEREFORE, effective January 1, 1997 (except for such other dates as may be noted herein), the Company hereby amends the Plan as follows:

         1.       Section 2.1(m) is amended to provide as follows:


                  (m) Company Stock. Shares of any class of stock, preferred or common, voting or nonvoting, issued by the Company or an Affiliated Company, which stock is readily tradable on an established securities market.

         2.       Section 2.1(n) is amended to provide as follows:

                  (n) Compensation: The total of all amounts paid for employment by the Employer to or for the benefit of a Participant during the Plan Year (as shown on the Form W-2 filed for Federal income tax purposes), such as salary, bonus, wage, commission, and overtime payments, including (if includible in gross income for Federal income tax purposes) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expense reimbursements, deferred compensation and welfare benefits. Compensation shall not include any contribution made under this Plan or under any pension plan or other employee-benefit plan or

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                  insurance plan, maintained for the benefit of such
                  Participant. Compensation shall include elective contributions made by the Employer on behalf of the Employee that are not includible in gross income under Section 125 (cafeteria plan),
                  Section 402(e)(3) (401(k) plan) or Section 402(h) (simplified employee pension plan) of the Code. Effective on January 1, 2001, Compensation shall also include elective amounts that are not includible in the gross income of the Employee under
                  Section 132(f)(4) of the Code. Compensation in excess of the first $150,000 (as adjusted form time to time pursuant to Section 401(a)(17)(B) of the Code) for any Employee shall not be taken into account.

         3.       Section 2.1(v) is amended to provide as follows:

                  (v) Employee. Any person employed by the Employer; provided, however, that the term "Employee" shall not include (i) Leased Employees (except as otherwise required pursuant to Section 9.8 of this Plan), (ii) any person included in a unit of employees whose terms and conditions of employment are covered by a collective bargaining agreement, or (iii) an individual who is classified in the records of the Employer as an independent contractor, regardless of whether such individual is later determined by the Internal Revenue Service or a federal or state court to be a common law employee of the Employer.

         4. Section 2.1(ad) denominated "Family Member" is deleted in its entirety.

         5.       Section 2.1(aj) is amended to provide as follows:


                  (aj) Highly Compensated Employee: A Highly Compensated Employee for the purposes of determinations regarding the current Plan Year is any Employee who:

                           (1) was a 5-Percent Owner at any time during the Plan Year or the preceding Plan Year; or

                           (2) received Section 415 Compensation (as adjusted below) from the Employer in excess of $80,000 for the preceding Plan Year and, if elected by the Employer for a Plan Year in accordance with
                           Section 414(q)(1)(B)(ii) of the Code, was in the top-paid group of the Employer for the preceding Plan Year. The "top-paid group" referred to in the preceding sentence consists of the 20% most highly compensated employees of the Employer ranked on the basis of compensation received during the next prior Plan Year. For the purposes of determining the number of



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                           employees in the "top-paid group" referred to in the
                           preceding sentence, employees described in Code
                           Section 414(q)(5) and Q&A 9(b) of Section 1.414(q)-IT of the Treasury Regulations are excluded.


                                    In making the above determination, "Section
                           415 Compensation" shall include elective contributions made by the Employer on behalf of the Employee that are not includible in gross income under Section 125 (cafeteria plan), Section 402(e)(3) (401(k) plan), or Section 402(h) (simplified employee pension plan) of the Code. Effective January 1, 2001, "Section 415 Compensation" shall also include any elective amount that is not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code. The $80,000 amount is indexed and shall be adjusted pursuant to Treasury Regulations. Furthermore, solely for purposes of this Section 2.1(aj), "Employer" shall include any Affiliated Company.

         6. Effective on January 1, 1998, Section 2.1(am) is amended to provide as follows:


                  (am) Key Employee: Any Employee or former Employee (and his Beneficiaries) who, at any time during the Plan Year which includes the Determination Date, or any of the preceding four
                  (4) Plan years, is

                           (A) An officer of the Company or any Affiliated Company having annual Section 415 Compensation from the Company and any Affiliated Companies greater than 50 percent of the limitation in effect under Section 415(b)(1)(A) of the Code for any such Plan Year;

                           (B)      One of the ten Employees having annual
                           Section 415 Compensation from the Company and any Affiliated Companies greater than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) both more than a one-half percent (0.5%) interest and the largest percentage ownership interests in the Company or any of the Affiliated Companies.

                           (C)      A 5-percent Owner; or

                           (D) A 1-percent Owner (defined as any person who would be a 5-percent Owner if "one percent (1%)" were substituted for "five percent (5%)" each place it appears in
                  Section 2.1(ag)) having annual Section 415 Compensation from the Company and any Affiliated Companies of more than $150,000.


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For purposes of determining the number of officers taken into account pursuant to Treasury Regulation Section 1.416-1, employees described in Section 414(q)(5) of the Code shall be excluded.

         7.       Section 2.1(ay) is amended to provide as follows:

                  (ay) Section 415 Compensation: Wages within the meaning of
                  Section 3401(a) of the Code for purposes of income tax withholding and all other payments of compensation to the Employee by the Employer and all Affiliated Companies for which the Employer is required to furnish to the Employee a written statement under Sections 6041(d) and 6051(a)(3) of the Code, determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Effective on January 1, 1998, Section 415 Compensation shall include elective contributions made by the Employer on behalf of the Employee that are not includible in gross income under Section 125 (cafeteria plan), Section 402(e)(3) (401(k) plan) or Section 402(h) (simplified employee pension plan) of the Code. Effective on January 1, 2001,
                  Section 415 Compensation shall also include elective amounts that are not includible in the gross income of the Employee under Section 132(f)(4) of the Code. The Employer's intent is to conform this definition of Section 415 Compensation to the alternative definition permitted in Treasury Regulation
                  Section 1.415-2(d)(11)(i), which is equivalent to the items reported as "Wages, Tips and Other Compensation" on Form W-2.

         8.       Section 2.1(bj) is added to provide as follows:


                  (bj) Leased Employee: Any person who is not an employee of the Employer and who provides services to the Employer if

                                    (i)      Such services are provided pursuant
                           to an agreement between the Employer and a leasing organization,

                                    (ii)     Such person has performed such
                           services for the Employer (or for an Affiliated Company) on a substantially full-time basis for a period of at least one year, and

                                    (iii)    Such services are performed under
                           primary direction or control by the Employer.


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         The determination of whether such person is a Leased Employee shall be made in accordance with Section 414(n) of the Code.

         9.       Section 5.3(a) is amended to provide as follows:

                  (a) Maximum Additions: The total Additions made to the Accounts of a Participant for any Plan Year shall not exceed the lesser of $30,000 (as adjusted from time to time pursuant to Section 415(d) of the Code) or 25 percent (25%) of the Participant's Section 415 Compensation for such Plan Year. If, in any year, as the result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation, or other facts and circumstances to which Treasury Regulation
                  Section 1.415-6(b)(6) shall be applied, the annual Addition exceeds the limits provided in this Section 5.3, such excess amounts shall be held in a suspense account. The amounts in such suspense account shall be allocated to Participant Accounts as of each Valuation Date commencing in the next Plan Year until the suspense account is exhausted, the allocation to be analogous to that provided in Section 5.2(a) with respect to Employer contributions. Income shall not be allocated to such suspense account. Employer contributions for the succeeding Plan Years shall be reduced by the amounts so allocated from the suspense account in each such Plan Year.


                           In addition to this Plan, the Employer maintains the
                  Marsh Supermarkets, Inc. 401(k) Plan (the "401(k) Plan"), a profit sharing plan containing a salary reduction arrangement qualifying under Section 401(k) of the Code, with a limitation year corresponding to the Plan Year. If a Participant is also a participant in the 401(k) Plan, any reduction required by
                  Section 415 of the Code to the Additions under this Plan and the "annual additions" (as that term is defined in Section 415(c)(2) of the Code) for the Plan Year credited to such Participant's accounts in the 401(k) Plan shall be first made in this Plan.

         10. Effective on January 1, 2000 Section 5.3(b) denominated "Multiple Plan Reduction" and Section 5.3(c) denominated "Adjustments for Top-Heavy Plan Year" shall be deleted in their entirety.

         11.      Section 6.1(e) is amended to provide as follows:

                  (e) Age 70 1/2: For Participants who attain age 70 1/2on or after January 1, 1997, but prior to January 1, 2002, distribution shall commence not later than the April 1 next following the calendar year in which such Participant attains age 70 1/2whether or not the Participant remains in the employ of the Employer or an Affiliated Company; provided, however, that such a Participant who is not a


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                  5-Percent Owner may elect to have his distribution commence not later than the April 1 next following the calendar year in which such Participant retires. A Participant receiving distributions pursuant to this Section 6.1(e) as of January 1, 1997, who has not retired and who is not a 5-Percent Owner, may elect to cease receiving such distributions until the April 1 next following the calendar year in which such Participant retires.


                           For Participants who attain age 70 1/2 on or after
                  January 1, 2002, except for a 5-Percent Owner, distribution shall commence not later than the April 1 following the calendar year in which a Participant retires. For a 5-Percent Owner, distribution shall commence not later than the April 1 next following the calendar year in which such Participant attains age 70 1/2 whether or not he remains in the employ of the Employer or an Affiliated Company.


                           Such distribution of a Participant's benefits shall
                  be made in accordance with the following requirements and shall otherwise comply with Section 401(a)(9) of the Code and the Treasury Regulations thereunder (including Regulation
                  Section 1.401(a)(9)-2). With respect to distributions under this Section 6.1(e) for calendar years prior to January 1, 2002, in accordance with Section 401(a)(9) of the Code and the Treasury Regulations thereunder, for purposes of determining the maximum period over which distributions must be made under
                  Section 401(a)(9) of the Code, a Participant (or his spouse, if applicable) may elect whether or not life expectancy will be recalculated as permitted under Section 401(a)(9)(D) of the Code; provided, however, that such election must be made no later than the first required distribution date under Section 401(a)(9) of the Code, after which such election shall be irrevocable. Absent such an election, life expectancies shall be recalculated.

                           With respect to distributions under this Section
                  6.1(e) made for calendar years commencing on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the Regulations under Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) of the Code or such other date as may be specified in guidance published by the Internal Revenue Service.



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12.      Section 8.4 is amended to provide as follows:

         8.4 Committee Powers and Duties: The Committee shall have all power and authority (including absolute discretion with respect to the exercise of that power and authority) necessary, properly advisable, desirable or convenient for the performance of its duties. Any decision by the Committee shall be conclusive and binding on all persons subject to the claims review procedures described in Section 8.3 and subject to judicial review only where it is shown by clear and convincing evidence that the Committee acted in an arbitrary and capricious manner. The duties of the Committee shall include, but not by way of limitation, the following:

                  (a) to construe and interpret the Plan, decide all questions of eligibility, and determine the amount, manner and time of payment of any benefits hereunder;

                  (b) to prescribe procedures to be followed by Participants or Beneficiaries in filing applications for benefits;

                  (c) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel;

                  (d) to formulate written procedures to determine the qualified status of domestic relations orders pursuant to
                  Section 414(p)(6) of the Code and to administer payment of benefits in accordance with such orders as are concluded to be qualified;

                  (e) to determine whether to offer to Participants the right to elect a distribution in the form of cash; and

                  (f) to authorize delivery and payment by the Trustee of Company Stock and cash under the Plan.


                  In performing its duties, the Committee shall have discretionary authority to grant or deny benefits under this Plan. Notwithstanding the foregoing sentence, the Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.



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         13.      Section 9.8 is amended to provide as follows:

                  9.8 Leased Employees. Notwithstanding any other provisions of the Plan, for purposes of determining the number or identity of Highly Compensated Employees and for purposes of the pension requirements of Section 414(n)(3) of the Code, the employees of the Employer shall include Leased Employees.

         14. Effective on October 13, 1996, Section 9.9 denominated "Gender Number" is redesignated as Section 9.11, and Section 9.9 is replaced to provide as follows:

                  9.9 Qualified Military Service. Effective October 13, 1996, with respect to affected Employees who are re-employed on or after December 12, 1994, and notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

         15.      Section 9.10 is added to provide as follows:

                  9.10     Certain Judgments, Orders, Decrees and Settlements:
                  Effective for judgments, orders and decrees issued, and settlements entered into, on or after August 5, 1997, the Plan shall be permitted to offset all or a portion of a Participant's Vested Benefit against an amount that the Participant is ordered or required to pay to the Plan if the order or requirements to pay arises in connection with:

                                    (i)      the Participant's conviction for a
                           crime involving the Plan; or

                                    (ii)     a civil judgment (or consent order
                           or decree) entered by a court in an action brought in connection with a violation of the fiduciary provisions of ERISA; or

                                    (iii)    a settlement agreement between the
                           Secretary of Labor and the Participant in connection with a violation (or alleged violation) of the fiduciary provisions of ERISA.


                           To be effective, the judgment, order, decree or
                  settlement agreement establishing such liability must expressly provide that the Participant's Vested Benefit under the Plan be offset to satisfy such liability. If the Participant is married at the time his benefit under the Plan is offset to satisfy the liability, spousal consent to such offset is required to the extent otherwise required under this Plan unless the spouse is also required to pay an amount to the Plan in the


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                  judgment, order, decree or settlement or unless the judgment, order, decree or settlement provides a fifty percent (50%) survivor annuity to the spouse. The provisions of this Section
                  9.10 are to be interpreted in accordance with Section 410(a)(13)(C) of the Code.

         16.      Section 10.2 is amended to provide as follows:

                  10.2 Limitation on Amendments: No amendment to this Plan shall have the effect of reducing the amount then credited to the Accounts of any Participant or of causing the nonforfeitable percentage of the accrued benefit derived from Employer contributions (determined as of the later of the date such amendment is adopted or the date such amendment becomes effective) of any Participant to be less than his nonforfeitable percentage computed without regard to such amendment. For the purposes of this Section 10.2, a Plan amendment which has the effect of eliminating or reducing an early retirement benefit or eliminating an optional form of benefit (as provided in Treasury Regulations) with respect to benefits attributable to service before the amendment shall be treated as reducing the amount credited to the Accounts of a Participant.

         17. Effective on January 1, 2000, Section 13.1 is amended to provide as follows:

                  13.1 Top-Heavy Plan Requirements: For any Top-Heavy Plan Year, the Plan shall provide the following:

                           (a) Special vesting requirements of Section 416(b) of the Code pursuant to Section 6.7 of the Plan; and

                           (b) A Minimum Benefit required by Section 416(c) of the Code pursuant to Sections 4.6 and 5.4 of the Plan.




                            [Signature page follows]




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         IN WITNESS WHEREOF, Marsh Supermarkets, Inc. has caused this amendment to be executed this ___ day of December, 2001, effective as of January 1, 1997 (except for such other dates as may be noted herein), by its duly authorized officers.




                                   MARSH SUPERMARKETS, INC.



                                   By: /s/ Don E. Marsh
                                      -----------------------------------------
                                           Don E. Marsh
                                           Chairman of the Board



                                   By: /s/ P. Lawrence Butt
                                      -----------------------------------------
                                           P. Lawrence Butt
                                           Secretary


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